UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 8, 2026
Date of Report (Date of earliest event reported)

Bed Bath & Beyond, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Address of principal executive offices)(Zip Code)

(801) 947-3100
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	BBBY	New York Stock Exchange
Warrants to Purchase Shares of Common Stock	BBBY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2026 (the “Closing Date”), Bed Bath & Beyond, Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition of The Container Store Holdings, LLC, a Delaware limited liability company (“TCS”), pursuant to the Agreement and Plan of Merger, dated as of April 2, 2026 (the “Merger Agreement”), by and among the Company, TCS Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), and TCS. Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, Merger Sub merged with and into TCS, with TCS surviving as a wholly owned subsidiary of the Company (the “Merger”).

Registration Rights and Lock-Up Agreement

On the Closing Date, the Company and each person listed under the header “Initial Holders” on the signature pages thereto (the “Holders”) entered into a registration rights and lock-up agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is required to file a shelf registration statement covering the resale of the shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) to be received pursuant to the Merger Agreement, the shares of Common Stock issuable upon conversion of the Convertible Notes (as defined below) and the shares issued pursuant to the Letter Agreement (as defined below) as soon as reasonably practicable following the closing of the Merger and no later than the 60th day following the Closing Date. The Holders, collectively, are permitted to make two demands that the Company consummate an underwritten take-down off of any such registration statement within any 12-month period (subject to certain limitations and customary conditions, including a minimum net aggregate offering price of $25.0 million). Furthermore, the Holders have piggyback registration rights when the Company proposes to register certain of its equity securities. The Company is required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commissions of the sale of Registrable Securities (as defined in the Registration Rights Agreement).

In addition, during the Lock-Up Period (as defined below), the Holders are prohibited from transferring two-thirds of the shares of Common Stock to be received pursuant to the Merger Agreement that each Holder receives (the “Lock-Up Shares”), subject to certain customary exceptions. Under the Registration Rights Agreement, the “Lock-Up Period” is the period commencing on the Closing Date and (a) with respect to 50% of the Lock-Up Shares, ending on the earlier of (i) the 180th day following the Closing Date and (ii) the date on which the daily volume-weighted average price (the “VWAP”) of the Common Stock on the New York Stock Exchange (the “NYSE”) equals or exceeds $9.80 per share for 20 consecutive trading days; and (b) with respect to the other 50% of the Lock-Up Shares, ending on the earlier of (i) the 270th day following the Closing Date and (ii) the date on which the VWAP of the Common Stock on the NYSE equals or exceeds $14.00 per share for 20 consecutive trading days.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture and Issuance of Convertible Senior Notes due 2033

On the Closing Date, the Company entered into an indenture (the “Indenture”), among the Company, the guarantors from time to time party thereto and Computershare Trust Company, National Association, as trustee, with respect to $112,553,000 aggregate principal amount of the Company’s 5.00% Convertible Senior Notes due 2033 (the “Convertible Notes”) to be issued pursuant to the Merger Agreement. The Convertible Notes are senior, unsecured obligations of the Company and accrue interest payable semiannually in arrears at a rate of 5.00% per year on April 1 and October 1 of each year, beginning April 1, 2027. The Convertible Notes mature on July 8, 2033, unless earlier converted or repurchased. The Convertible Notes are guaranteed by certain subsidiaries of the Company.

Under the Indenture, the Company agrees to use its reasonable best efforts to obtain the approval of its stockholders that is required under the applicable NYSE rules and regulations in connection with the issuance of Common Stock. The Indenture provides that if the Company has not obtained such stockholder approval on or before the three-month anniversary of the Closing Date, the interest payable on the Convertible Notes will increase to 10.00% per year until such stockholder approval is obtained and if the Company has not obtained such stockholder approval on or before the six-month anniversary of the Closing Date, the interest payable on the Convertible Notes will increase to 12.00% per year until such stockholder approval is obtained.

A holder of Convertible Notes is entitled to convert all or any portion of its Convertible Notes into shares of Common Stock at its option at any time prior to the close of business on the business day immediately preceding the earlier of (a) the Requisite Stockholder Approval Date (as defined in the Indenture), (b) the date of the Company’s annual meeting of common stockholders held in calendar year 2028 and (c) June 1, 2028 (the earliest of such date, the “Free Conversion Date”), only upon the occurrence of specified corporate events. On or after the Free Conversion Date until the close of business on the second scheduled trading day immediately preceding the maturity date, a holder may convert all or any portion of its Convertible Notes at any time, regardless of the foregoing circumstances.

The conversion rate is initially 109.8901 shares of Common Stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $9.10 per share of Common Stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event.

If the Company undergoes certain fundamental changes, holders are entitled to require the Company to repurchase for cash all or any portion of their Convertible Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture provides for customary events of default, which, if any of them occurs, would permit or require the principal, interest and any other monetary obligations on all outstanding Convertible Notes to become due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing description of the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Convertible Note, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As discussed in Item 1.01 of this Current Report on Form 8-K, the Company completed its previously announced acquisition of TCS. Pursuant to the terms and conditions of the Merger Agreement, the Company issued an aggregate number of 13,714,287 shares of Common Stock and $112,553,000 aggregate principal amount of Convertible Notes. Immediately after the closing of the Merger, the Company repurchased 286,663 shares of Common Stock and will hold those shares in treasury and cancelled $1,299,000 aggregate principal amount of Convertible Notes in connection with the repayment of certain TCS loans.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with Securities and Exchange Commission on April 2, 2026, and is incorporated herein by reference as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Indenture and Issuance of Convertible Senior Notes due 2033” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 2.01 of this Current Report on Form 8-K with respect to the Merger Agreement is incorporated herein by reference. The shares of Common Stock and the Convertible Notes issued pursuant to the Merger Agreement will not initially be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any shares of Common Stock that may be issued upon conversion of the Convertible Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

Additionally, on the Closing Date, in connection with the Merger, the Company issued 142,857 shares of Common Stock pursuant to a letter agreement, dated July 8, 2026 (the “Letter Agreement”), among The Container Store, Inc. (“TCS Inc.”), TCS, Spruce Advisory Group, LLC and the Company, in satisfaction of certain obligations of TCS Inc. under a consulting services agreement between Spruce Advisory Group, LLC and TCS Inc. The shares of Common Stock issued pursuant to the Letter Agreement will not initially be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of the acquired company, TCS, will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information with respect to the acquisition of TCS by the Company will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1*
Agreement and Plan of Merger, dated as of April 2, 2026, by and among Bed Bath & Beyond, Inc., TCS Merger Sub, LLC and The Container Store Holdings, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on April 2, 2026)

4.1	Indenture, dated as of July 8, 2026, among Bed Bath & Beyond, Inc., the guarantors from time to time party thereto and Computershare Trust Company, National Association, as trustee
4.2	Form of 5.00% Convertible Senior Note due 2033 (included in Exhibit 4.1 above)
10.1
Registration Rights and Lock-Up Agreement, dated as of July 8, 2026, by and among Bed Bath & Beyond, Inc., each person listed under the header “Initial Holders” on the signature pages thereto and each person who becomes a party thereto.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

*
Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bed Bath & Beyond, Inc.

By:	/s/ Marcus Lemonis
Marcus Lemonis

Chief Executive Officer

Date:	July 9, 2026